Exhibit 99.1

Press Release

For more information:

Media:	Investors:
Michelle Kersch	Steve Eagerton
Black Knight	Black Knight
904.854.5043	904.854.3683
michelle.kersch@bkfs.com	steven.eagerton@bkfs.com

Black Knight to Acquire Optimal Blue to Expand Its Origination Offerings
Cannae Holdings, Inc. and Thomas H. Lee Partners, L.P. will invest in a newly formed entity

JACKSONVILLE, Fla. – July 27, 2020 – Black Knight, Inc. (NYSE:BKI), a leading provider of integrated software, data and analytics to the mortgage and real estate industries, today announced it has entered into a definitive equity purchase agreement with affiliates of private equity firm GTCR, LLC, to purchase Optimal Blue, a leading provider of secondary market solutions and actionable data services, for an enterprise value of $1.8 billion, subject to customary purchase price adjustments.
In connection with the acquisition, Black Knight will combine its Compass Analytics business with Optimal Blue in a newly formed entity with minority co-investors Cannae Holdings, Inc. (“Cannae”) and Thomas H. Lee Partners, L.P. (“THL”). Black Knight will own approximately 60% of the new entity.
“Optimal Blue is a business that we have respected for many years. By bringing Optimal Blue into the Black Knight family, we will be adding industry-leading product, pricing and eligibility (PPE) capabilities to our already robust set of solutions and enhancing our already comprehensive data and analytics capabilities,” said Anthony Jabbour, CEO of Black Knight. “In addition to Optimal Blue’s high-quality and passionate management team, we are pleased and honored to be partnering with two experienced and successful investors in Cannae and THL, both of which we have known and respected for a long time and are confident will provide meaningful value-add.”
“Optimal Blue and Black Knight share similar strategies for innovation, integration and client focus, as well as a similar culture, which is key to successfully integrating premier companies,” said Scott Happ, CEO of Optimal Blue. “We are excited about the opportunity to be part of Black Knight where there is such a great strategic fit, strong client base and so many opportunities to deliver innovative solutions that will add value to our clients.”

Jabbour added, “We also share similar business models, which include subscription-based recurring revenues and significant operating leverage. We believe Optimal Blue will be accretive to our key financial metrics and will create significant value for our shareholders. Combining the strengths of Black Knight and Optimal Blue will give clients of both companies additional offerings from a single provider and will significantly expand Black Knight’s opportunities to cross-sell our comprehensive solutions.”

Overview of Offerings
Optimal Blue offers the mortgage industry’s leading marketplace platform. Optimal Blue’s offerings include its PPE engine; comprehensive secondary services, such as pipeline management; valuable origination-specific data and analytics and an industry leading loan-trading platform, among other technologies that support efficiency and regulatory compliance in the origination process.
The Optimal Blue network includes approximately 1,000 originators and 185 investors that use Optimal Blue’s industry-leading PPE engine, and more than 3,500 industry participants, in total, including brokers and service providers. The PPE engine produces more than 240 million pricing quotes per year, representing approximately 35% of all mortgages with locked interest rates nationwide. This powerful platform streamlines the origination process for lenders by aggregating pricing and product guidelines from investors so lenders can efficiently price and originate mortgage products that can be sold on the secondary market. The PPE engine enables investors to systematically retrieve and publish interest rates through automated workflow to its network of mortgage industry participants, driving significant efficiencies for a large portion of the industry.
Optimal Blue also provides mortgage market participants accurate, granular and timely insights into pricing, enterprise data, competitive positioning and industry trends, so they can validate strategies and maximize revenues.
Optimal Blue’s Resitrader® is an online loan trading platform delivered in a secure, cloud-based platform that connects investors to a large base of sellers. By adding Black Knight’s comprehensive origination and servicing data assets to the Resitrader® loan trading platform, Black Knight will be able to deliver the ability to buy and sell new and seasoned loans via this platform. As the leading provider of servicing software to the mortgage industry, this powerful combination will further streamline the sale of loans between Black Knight’s servicing clients, as well as those not currently using Black Knight’s MSP® servicing software.

Strategic and Financial Benefits

•	Adds market-leading products to Black Knight’s comprehensive offerings, augmenting Black Knight’s already strong origination software franchise

•	Provides significant cross-selling opportunities

•	Adds strong management team with significant industry expertise

•	Similar business models featuring subscription-based recurring revenues

•	Highly accretive to both growth and profitability financial metrics

Transaction Details
The transaction is subject to regulatory approval and satisfaction of other customary closing conditions. Closing of the transaction is currently expected to occur in the third quarter of 2020.
The acquisition is being funded with cash on hand, debt financing, and equity contributions from Cannae and THL.

Further Details
Further details regarding the acquisition will be discussed on Black Knight’s upcoming earnings call on August 10, 2020. Those wishing to participate via the webcast should access the call through Black Knight’s Investor Relations website at https://investor.blackknightinc.com. Those wishing to participate via the telephone may dial in at 877-407-4018 (USA) or 201-689-8471 (International). The conference call replay will be available via webcast through Black Knight’s Investor Relations website. The telephone replay will be available from 11:30 a.m. Eastern Time on August 10, 2020, through August 17, 2020, by dialing 844-512-2921 (USA) or 412-317-6671 (International). The replay passcode will be 13707165.

About Black Knight
Black Knight (NYSE:BKI) is a leading provider of integrated software, data and analytics solutions that facilitate and automate many of the business processes across the homeownership lifecycle.

As a leading fintech, Black Knight is committed to being a premier business partner that clients rely on to achieve their strategic goals, realize greater success and better serve their customers by delivering best-in-class software, services and insights with a relentless commitment to excellence, innovation, integrity and leadership. For more information on Black Knight, please visit www.blackknightinc.com.

Forward-Looking Statements
This press release contains forward-looking statements that involve a number of risks and uncertainties. Statements that are not historical facts, including statements regarding expectations, hopes, intentions or strategies regarding the future are forward-looking statements. Forward-looking statements are based on Black Knight management’s beliefs, as well as assumptions made by, and information currently available to, them. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. Black Knight undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. The risks and uncertainties that forward-looking statements are subject to include, but are not limited to: satisfaction of the conditions to closing the acquisition of Optimal Blue, LLC and consummate the transaction, including the receipt of regulatory approvals; our ability to obtain debt financing to finance the transaction on reasonable terms; changes in general economic, business, regulatory and political conditions, including those resulting from pandemics such as COVID-19, particularly as they affect foreclosures and the mortgage industry; the outbreak of COVID-19 and measures to reduce its spread, including the effect of governmental or voluntary actions such as business shutdowns and stay-at-

home orders; security breaches against our information systems; our ability to maintain and grow our relationships with our clients; changes to the laws, rules and regulations that affect our and our clients’ businesses; our ability to adapt our services to changes in technology or the marketplace or achieve our growth strategies; our ability to protect our proprietary software and information rights; the effect of any potential defects, development delays, installation difficulties or system failures on our business and reputation; risks associated with the availability of data; the effects of our existing leverage on our ability to make acquisitions and invest in our business; our ability to successfully integrate strategic acquisitions; risks associated with our investment in Dun & Bradstreet Holdings, Inc.; and other risks and uncertainties detailed in the “Statement Regarding Forward-Looking Information,” “Risk Factors” and other sections of our Annual Report on Form 10-K and other filings with the Securities and Exchange Commission.

SOURCE: BLACK KNIGHT, INC.